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                                                               EXHIBIT 11.1

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                                     UNIFIED FINANCIAL SERVICES, INC.
                                EARNINGS PER SHARE CALCULATION (UNAUDITED)
                                                                    Six Months Ended                    Three Months Ended
                                                                        June 30,                             June 30,
                                                               ----------------------------        ----------------------------
                                                                  1999              1998              1999              1998
                                                               ----------        ----------        ----------        ----------
INCOME AVAILABLE TO
    COMMON STOCKHOLDERS
      Net income (loss)                                        $     (884)       $  777,828        $ (184,310)       $  394,071
      Preferred dividends                                              --            65,844                --            31,426
                                                               ----------        ----------        ----------        ----------
      Income available to common
         stockholders                                          $     (884)       $  711,984        $ (184,310)       $  362,645
                                                               ==========        ==========        ==========        ==========

CALCULATION OF COMMON STOCK
   Common shares outstanding at beginning
         of period                                              2,267,449         1,758,931         2,275,580         1,758,931
   Shares issued in connection with acquisition
         of M. Wilson                                               3,636                --                --                --
   Shares issued in connection with acquisition of
         Commonwealth Investment                                   27,500                --            27,500                --
   Shares issued in connection with acquisition of
         Fully Armed Productions                                   18,182                --            18,182                --
   Conversion of Series C Preferred Stock to
         common stock                                             154,305                --           154,305                --
   Shares issued in private placement during period               161,080           141,354           156,585           141,354
   Repurchase of common stock for treasury                        (47,110)               --           (47,110)               --
                                                               ----------        ----------        ----------        ----------
         Common shares used in basic calculation                2,585,042         1,900,285         2,585,042         1,900,285
                                                               ----------        ----------        ----------        ----------

   Common stock equivalent of options                              61,951             6,800            37,526             6,800
   Preferred stock Series C conversion into
         common stock                                             196,965           283,500           225,720           283,500
                                                               ----------        ----------        ----------        ----------
            Common shares used in fully
               diluted calculation                              2,843,958         2,190,585         2,848,288         2,190,585
                                                               ----------        ----------        ----------        ----------

EARNINGS PER SHARE
   Basic                                                       $     0.00        $     0.37        $    (0.08)       $     0.19
                                                               ==========        ==========        ==========        ==========
   Fully diluted                                               $     0.00        $     0.33        $    (0.07)             0.17
                                                               ==========        ==========        ==========        ==========
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